                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the  incorporation  by reference in the Prospectus to the  Registration  Statement on Form S-3 (No.  333-XXXXX) of
our reports,  each dated  February 27, 2004,  relating to the  financial  statements  of American  Skandia Life  Assurance  Corporation
("American  Skandia") as of December  31, 2003 and for the four months  ended April 30, 2003 and the eight  months  ended  December 31,
2003, which reports are included in American Skandia's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 15, 2004